UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2018

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

001-35419	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Kaman Corporation (the “Company”) previously approved, subject to stockholder approval, each of the Amended and Restated 2013 Management Incentive Plan (the “Amended and Restated 2013 Plan”) and the Amended and Restated Employee Stock Purchase Plan (the “Amended and Restated ESPP”). At the annual meeting of the Company’s stockholders held on April 18, 2018 (the “Annual Meeting”), the Company’s stockholders approved each of the Amended and Restated 2013 Plan and the Amended and Restated ESPP.

Summaries of the material terms of the Amended and Restated 2013 Plan and the Amended and Restated ESPP are set forth in Proposal 3 and Proposal 4, respectively, in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 2, 2018, which summaries are incorporated herein by reference. Those summaries are qualified in their entirety by reference to the full text of the Amended and Restated 2013 Plan and the Amended and Restated ESPP, as applicable, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and which are herein incorporated by reference.

9.01    Financial Statements and Exhibits.

(d)    Exhibits.
The following exhibits are filed as part of this report:

10.1	Kaman Corporation Amended and Restated 2013 Management Incentive Plan.*
10.2	Kaman Corporation Amended and Restated Employee Stock Purchase Plan.*
* Management contract or compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Shawn G. Lisle
Shawn G. Lisle
Senior Vice President, General Counsel
and Assistant Secretary

Date: April 23, 2018

INDEX TO EXHIBITS

Exhibit	Description

10.1	Kaman Corporation Amended and Restated 2013 Management Incentive Plan.*
10.2	Kaman Corporation Amended and Restated Employee Stock Purchase Plan.*
* Management contract or compensatory plan